UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2008

TRANSOCEAN INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Greenway Plaza Houston, Texas	77046
(Address of principal executive offices)	(Zip code)

70 Harbour Drive Grand Cayman, Cayman Islands	KY1-1003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 232-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on November 19, 2008, Kristian Siem, a current Class II director, whose term expires at the 2010 annual meeting, notified Transocean Inc. (the “Company”) of his intent to resign from the board of directors, contingent upon and immediately prior to the completion of the proposed change of the place of incorporation of the Company’s group holding company from the Cayman Islands to Switzerland (the “Transaction”). On December 9, 2008, in order to more evenly allocate the numbers of directors in the several classes, the board of directors reappointed J. Michael Talbert, a current Class I director, as a Class II director effective upon Mr. Siem’s resignation.

Both Mr. Talbert’s reappointment as a Class II director and his resignation as a Class I director (notice of which was given to the Company on December 9, 2008) are effective upon Mr. Siem’s resignation. Upon completion of the Transaction, Mr. Talbert will be a member of the Corporate Governance and Finance and Benefits committees of the board of directors of Transocean Ltd.

Also on December 9, 2008, Jon A. Marshall notified the Company of his intention to resign from the board of directors of the Company, effective immediately prior to the completion of the Transaction, for personal reasons.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSOCEAN INC.

Date: December 12, 2008	By:	/s/ Chipman Earle
Chipman Earle
Associate General Counsel and Corporate Secretary

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